UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________

                                   Form S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             ___________________

                            STAAR SURGICAL COMPANY
            (Exact name of registrant as specified in its charter)
                             ___________________

                   Delaware                                     95-3797439
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                              1911 Walker Avenue
                          Monrovia, California 91016
             (Address of principal executive offices) (Zip code)
                             ___________________

              1995 STAAR Surgical Company Consultant Stock Plan
                           (Full title of the plan)
                             ___________________

                                  John Bily
                           Chief Financial Officer
                            STAAR Surgical Company
                              1911 Walker Avenue
                          Monrovia, California 91016
                   (Name and address of agent for service)

                                (626) 303-7902
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                           Charles S. Kaufman, Esq.
                   Sheppard, Mullin, Richter & Hampton LLP
                      333 South Hope Street, 48th Floor
                        Los Angeles, California 90071
                                (213) 620-1780

                                                CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________________
Title of each class of
  securities to be                                      Proposed maximum               Proposed maximum       Amount of registration
   registered           Amount to be registered(1)   offering price per share(2)  aggregate offering price(2)         fee(2)(3)
____________________________________________________________________________________________________________________________________
Common Stock, par value      200,000 shares                  $5.80                   $1,160,000                     $94
$0.01 per share
____________________________________________________________________________________________________________________________________
(1)   In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.
(2)   Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 11, 2003, as reported on the Nasdaq
      Stock Market.
(3)   Calculated pursuant to General Instruction E on Form S-8.

                      GENERAL INSTRUCTION E INFORMATION

            This Registration Statement is being filed for the purpose of increasing the number of securities of the same class of securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

            The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 1995 (File No. 33-60241), as amended, is hereby incorporated by reference.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1995 STAAR Surgical Company Consultant Stock Plan of STAAR Surgical Company, a Delaware corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents previously filed by the Company with the Commission are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 3, 2003, filed with the Commission on April 3, 2003;

               (b) The Company's Current Report on Form 8-K filed with the Commission on March 31, 2003; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 00011634), filed with the Commission on February 24, 1984, as amended by Amendment No. 1 thereto filed with the Commission on April 18, 2003, including any amendment or report filed for the purposes of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

   Exhibit
    Number                          Description of Exhibit
   _______                          ______________________

     5.1       Opinion of Sheppard, Mullin , Richter & Hampton, LLP

    23.1 Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

    23.2       Consent of BDO Seidman, LLP

    24.1       Power of Attorney (See p.3)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on April 18, 2003.

                                STAAR SURGICAL COMPANY


                                By: /s/ David Bailey
                                    ____________________________________________
                                    David Bailey
                                    President and Chief Executive Officer


                              POWER OF ATTORNEY
                 FILING OF REGISTRATION STATEMENT ON FORM S-8

            KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STAAR Surgical Company, a Delaware corporation (the "Company"), hereby nominate and appoint David Bailey and John Bily, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the 1995 STAAR Surgical Company Consultant Stock Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

            Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

            Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

            This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

            Pursuant  to  the   requirements   of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                Title                              Date
              _________                                _____                              ____
/s/ David Bailey
______________________________________      President, Chief Executive               April 18, 2003
David Bailey                                Officer, Chairman and Director
                                            (Principal Executive Officer)


/s/ John Bily
______________________________________      Chief Financial Officer and              April 18, 2003
John Bily                                   Chief Accounting Officer
                                            (Principal Financial and
                                            Accounting Officer)


/s/ Donald Duffy
______________________________________      Director                                 April 18, 2003
Donald Duffy


/s/ Dr. Volker D. Anhaeusser
______________________________________      Director                                 April 18, 2003
Dr. Volker D. Anhaeusser


/s/ John R. Gilbert
______________________________________      Director                                 April 18, 2003
John R. Gilbert


/s/ David Morrison
______________________________________      Director                                 April 18, 2003
David Morrison


                                EXHIBIT INDEX


Exhibit
Number                            Description of Exhibit
_______                           ______________________

     5.1       Opinion of Sheppard, Mullin , Richter & Hampton, LLP

    23.1 Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

    23.2       Consent of BDO Seidman, LLP

    24.1       Power of Attorney (See p. 3)